Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption “Experts” in the registration statement (Form S-1 No. 333-00000) and related prospectus dated December 23, 2009 and inclusion of our report in such registration statement and related prospectus, dated December 22, 2009, with respect to the financial statements of SurgiVision, Inc.

/s/ Cherry, Bekaert & Holland, L.L.P.

Tampa, Florida

December 23, 2009